UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2012

United American Petroleum Corp.
 (Exact name of registrant as specified in Charter)

Nevada (State or other jurisdiction of incorporation)	000-51465 (Commission File Number)	20-1904354 (IRS Employer Identification No.)

9600 Great Hills Trail, Suite 150W, Austin, TX	78759
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 852-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Note and Warrant

On June 4, 2012, United American Petroleum Corp. (the “Registrant”) borrowed an additional $215,000 from an investor (the “Investor”) pursuant to the original Note and Warrant Purchase Agreement with the Investor dated October 14, 2011 (“Financing Agreement”).  The Financing Agreement contemplated that the Investor would lend up to $1,500,000 to the Registrant in multiple installments. However, in connection with this installment of $215,000, the Registrant and the Investor agreed to increase the total amount of the Financing Agreement to $1,590,000. Accordingly, the Registrant issued a convertible promissory note to the Investor in the amount of $215,000 (“Note”).  The Note is due on October 14, 2014, or upon default, whichever is earlier, and bears interest at the annual rate of 10%.  This brief description of the Note is only a summary that discloses material terms of the Note and is qualified in its entirety by reference to the full text of the Note in the form of Note included as Exhibit 10.1 to this Report.  In connection with the Note, the Investor also received warrants to purchase 215,000 shares of the Registrant’s common stock at a purchase price of $1.00 per share (“Warrants”).  The Warrants expire five years from the date of the investment.  This brief description of the Warrants is only a summary that discloses material terms of the Warrants and is qualified in its entirety by reference to the full text of the Warrants in the form of Warrant included as Exhibit 10.2 to this Report.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 2.03 for a description of the Note and the Warrants, which is incorporated herein by reference.

The Note and Warrants were issued to the Investor in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 (“Securities Act”), which exemption is specified by the provisions of Regulation S promulgated pursuant to the Securities Act by the Securities and Exchange Commission.

Item 8.01 Other Events.

On June 1, 2012, the Registrant issued 1,180,000 shares of the Registrant’s common stock to one foreign investor who elected to convert the outstanding principal amount of $590,000 due on its Senior Secured Convertible Promissory Notes dated January 1, 2011, March 9, 2011, June 20, 2011 and June 30, 2011 (collectively, the “Senior Notes”) at a conversion price $0.50 per share as provided in the Senior Notes.

Item 9.01.  Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
10.1	Form of Convertible Promissory Note
10.2	Form of Warrants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

United American Petroleum Corp.

Date: June 5, 2012	By:	/s/ Michael Carey
Michael Carey Chief Executive Officer